AMENDED AND RESTATED CERTIFICATE
                                      OF
                                 INCORPORATION
                                      OF
                           STRATEGY.COM INCORPORATED
                          --------------------------
  (Originally Incorporated on February 22, 2000 as Strategy.com Incorporated)


                                  ARTICLE ONE
                                     NAME

          The name of the corporation is Strategy.com Incorporated.

                                  ARTICLE TWO
                               REGISTERED OFFICE

     The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE
                                    PURPOSE

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act for which corporations may be organized under the General Corporation Law of Delaware. The corporation shall possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware, by any other law or by this Certificate, together with any powers incidental thereto as far as such powers and privileges are necessary or convenient to the conduct, promotion, or attainment of the purposes of the corporation.

                                 ARTICLE FOUR
                               CAPITAL STRUCTURE

     The total number of shares of capital stock which the corporation shall have the authority to issue is 322,315,984 shares, consisting of three classes of capital stock:

     (a) 190,431,973 shares of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock");

     (b) 84,000,000 shares of Class B Common Stock, par value $0.001 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock are collectively referred to as the "Common Stock"); and

  (c) 47,884,011 Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock")

     At the effective time of this Amended and Restated Certificate of Incorporation, each share of common stock of the corporation outstanding immediately prior thereto shall be changed and converted, without any action on the part of the holders hereof, into one share of Class B Common Stock.

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                                 ARTICLE FIVE
                                 COMMON STOCK

      5.1 Identical Rights. Except as otherwise set forth in this ARTICLE FIVE, the rights and privileges of the Common Stock shall be identical, including without limitation the right to participate ratably in dividends and liquidation distributions. The corporation may not make any dividend or distribution with respect to any class of Common Stock unless at the same time the corporation makes a ratable dividend or distribution with respect to each outstanding share of Common Stock regardless of class. In the case of dividends or distributions payable in shares of a class of Common Stock, only shares of Class A Common Stock may be distributed with respect to Class A Common Stock and only shares of Class B Common Stock may be distributed with respect to Class B Common Stock, and the number of shares of Common Stock payable per share will be equal for each class. In addition, neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless concurrently the shares of the other class of Common Stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and the same manner.

      5.2 Voting Rights. The holders of the Common Stock shall vote as a single class on all matters submitted to a vote of the stockholders to which the holders of Common Stock are entitled to vote, except as may be required by Delaware law or as otherwise expressly specified in this Certificate of Incorporation. Each share of Class A Common Stock shall be entitled to one vote and each share of Class B Common Stock shall be entitled to ten votes. The corporation, by action of its Board of Directors and the affirmative vote of the holders of a majority of the voting power of the capital stock of the corporation entitled to vote, may increase or decrease the number of authorized shares of Common Stock of the corporation (but not below the number of shares of Common Stock then outstanding) irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

      5.3  Conversion Rights.

           (a) Voluntary Conversion. Each share of Class B Common Stock is convertible into one share Class A Common Stock at any time at the option of the holder.

           (b)  Automatic Conversion.     Each share of Class B Common Stock
shall convert automatically into one share of Class A Common Stock upon its sale, assignment, gift or other transfer, other than a transfer approved in advance of the effectiveness thereof by the holders of a majority of the Class B Common Stock outstanding, voting separately as a class; provided, however, that a transfer effected as a result of the death of the transferor may be approved by the holders of a majority of the Class B Common Stock outstanding, voting separately as a class, within thirty (30) days of such transfer. For purposes of determining whether a transfer has been approved by the holders of a majority of the Class B Common Stock outstanding, the shares for which approval of the transfer is being sought shall continue to be considered outstanding shares of Class B Common Stock and the proposed transferor (or in the case of shares transferred as a result of the death of the proposed tranferor, the Executor or similar personal representative of such proposed transferor) shall be entitled to vote on such transfer.

          Notwithstanding the foregoing, (i) the provisions of this Section 5.3(b) shall not apply in the case of a merger or similar transaction by the corporation in which all the outstanding shares of Common Stock of the corporation regardless of class are purchased by the acquiror, and (ii) any holder of Class B Common Stock may pledge his shares of Class B Common Stock to a

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


financial institution (the "Pledgee") pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the Pledgee; provided that such shares remain subject to the provisions of this Section
5.3 and that, if the Pledgee forecloses or takes similar action, such pledged shares of Class B Common Stock shall be converted automatically into shares of Class A Common Stock as provided in this Section 5.3(b); provided, however, that if within five business days after such foreclosure or similar event such converted shares are returned to the pledgor, such shares shall be converted automatically back into shares of Class B Common Stock.

      5.4  Unconverted Shares.  If less than all of the shares of Class B
Common
Stock evidenced by a certificate surrendered to the corporation (in accordance with such procedures as the Board of Directors may determine) are converted, the corporation shall execute and deliver to or upon the written order of the holder of such certificate a new certificate evidencing the number of shares of Class B Common Stock which are not converted without charge to the holder.

      5.5 Reservation. The corporation hereby reserves, and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. The corporation covenants that all the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non- assessable. The corporation shall take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation. The corporation shall not take any action that results in any adjustment of the conversion ratio if the total number of shares of Class A Common Stock issued and issuable after such action upon conversion of the shares of Class B Common Stock would exceed the total number of shares of Class A Common Stock then authorized by the corporation's certificate of incorporation.

      5.6 Merger. Upon the merger or consolidation of the corporation, holders of each class of Common Stock will be entitled to receive equal per share payments or distributions, except that in any transaction in which shares of capital stock are distributed to holders of Common Stock, the shares of capital stock distributed to holders of Class A Common Stock and Class B Common Stock may differ, but only to the extent that the Class A Common Stock and the Class B Common Stock differ in this Certificate of Incorporation.

      5.7 Liquidation. Upon any dissolution or liquidation of the corporation, holders of Common Stock shall be entitled to receive ratably all assets of the corporation available for distribution to stockholders.

                                  ARTICLE SIX
                                PREFERRED STOCK

SERIES A PREFERRED STOCK.

      The rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series A Preferred Stock are as follows:

      1.   Dividends.

      (a) The Corporation shall not declare or pay any cash dividends on shares of

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


Common Stock until the holders of the Series A Preferred Stock then outstanding shall have first received, or simultaneously receive, a cash dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series A Preferred Stock is then convertible.

      (b) The holders of shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends of $0.2552 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable when and as declared by the Board of Directors of the Corporation. Such dividends shall accrue and shall be cumulative from the date of issuance of each share of Series A Preferred Stock, whether or not declared.

      2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

      (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $3.19 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends accrued or declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After the payment of all such preferential amounts required to be paid to the holders of Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Series A Preferred Stock, Common Stock and any other class or series of stock entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such shares). The amount per share of Series A Preferred Stock determined pursuant to this clause (a) shall in no event exceed $6.38 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

      (b) Notwithstanding Subsection 2(a), in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, the greater of (i) the amount determined pursuant to Subsection 2(a) or (ii) an amount equal to the portion of the assets of the Corporation remaining

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

for distribution to stockholders which such holder would have received if each share of Series A Preferred Stock had been converted into the number of shares of Common Stock issuable upon the conversion of a share of Series A Convertible Preferred Stock immediately prior to any such liquidation, dissolution or winding up of the Corporation after taking into account the rights of holders of any other class or series of capital stock of the Corporation (including Common Stock) entitled to share in such distribution in either case.

      (c) In the event of any merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation (except any such merger or consolidation involving the Corporation or a subsidiary in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation more than 50% by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation), or sale of all or substantially all the assets of the Corporation, if the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock so elect by giving written notice thereof to the Corporation at least three days before the effective date of such event, then such merger, consolidation or asset sale shall be deemed to be a liquidation of the Corporation for purposes of this Section 2, and the agreement or plan of merger or consolidation with respect to such merger, consolidation or sale shall provide that the consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above. The amount deemed distributed to the holders of Series A Preferred Stock upon any such merger, consolidation or asset sale shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

      3.   Voting.

      (a) On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written action of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law, by the provisions of Subsection 3(b) below or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

      (b) The approval (by vote or written consent, as provided by law) of the holders of more than 50% of the outstanding shares of Series A Preferred Stock, voting together as a single class shall be necessary for effecting or validating the following actions:

           (A) Any amendment, alteration, or repeal of any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation (including any filing of a Certificate of Designation) that could adversely affect the holders of shares of Series A Preferred Stock, including any such amendment (or similar effect that could occur by virtue of the

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

merger or consolidation of the Corporation) that does any of the following:

                (i) increases or decreases the par value of the issued shares of Series A Preferred Stock;

                (ii) changes issued shares of Series A Preferred Stock into a lesser number of shares of the same class, or into the same or a different number of shares of any other class, with or without par value, theretofore or then authorized

                (iii)changes the terms of, or adds terms to, the terms of the Series A Preferred Stock in any manner that could adversely affect the holders of such shares;;

                (iv) changes the terms of issued shares of any class senior, junior or pari passu in any manner that could adversely affect the holders of shares of Series A Preferred Stock;

                (v) authorizes shares of another class that are convertible into, or authorizes the conversion of shares of another class into, shares of Series A Preferred Stock or authorizes the Board of Directors to fix or alter conversion rights of shares of another class that are convertible into shares of Series A Preferred Stock;

                (vi) provides, in the case of any amendment described in 3(b)(A)(i) or (ii), that the stated capital of the Corporation will be reduced or eliminated as a result of the amendment, or provides in the case of 3(b)(A)(v), that the stated capital of the Corporation will be reduced or eliminated upon the exercise of such conversion rights; or

                (vii)changes substantially the purposes of the Corporation, or provides that thereafter an amendment to the Amended and Restated Certificate may be adopted that changes substantially the purposes of the Corporation; or

                (viii)    changes the Corporation into a nonprofit corporation

      (B) Any authorization, designation, sale or issuance whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking senior to the Series A Preferred Stock in rights of voting, redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

      (C) Any redemption, repurchase, payment of dividends or other distributions with respect to any Junior Stock; or

      (D) Any agreement by the Corporation or its shareholders effecting (i) any sale, lease, assignment, transfer or other conveyance of all or substantially all the assets or capital stock of the Corporation, (ii) any merger into or with or consolidation with any other corporation where the Corporation is not the surviving entity and where the stockholders of the Corporation prior to such merger or consolidation do not hold more than 50% of the voting power of the Corporation after such transaction, (iii) any recapitalization, reclassification, reorganization or any similar transaction with respect to any of its shares of capital stock in a manner which could adversely affect the holders of Series A Preferred Stock, or (iv) any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of.

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

      4. Optional Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

      (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $3.19 by the Series A Conversion Price (as defined below) in effect at the time of conversion. The "Series A Conversion Price" shall initially be $3.19. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below.

      In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 6 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the first full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

      (b) Fractional Shares. No fractional shares of Class A Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series A Conversion Price.

      (c)  Mechanics of Conversion.

           (i) In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"), and the shares of Class A Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

           (ii) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the

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purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class A Common Stock at such adjusted Series A Conversion Price.

           (iii)Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any accrued or declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Class A Common Stock delivered upon conversion.

           (iv) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor and payment of any dividends accrued or declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

           (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Class A Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Class A Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

      (d)  Adjustments to Series A Conversion Price for Diluting Issues:

           (i) Special Definitions. For purposes of this Section 4, the following definitions shall apply:

                (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Class A Common Stock or Convertible Securities.

                (B) "Series A Original Issue Date" shall mean the date on which a share of Series A Preferred Stock was first issued.

                (C) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Class A Common Stock, but excluding Options.

                (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than:

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                     (I)  shares of Common Stock issued or issuable upon
conversion or exchange of any Convertible Securities or exercise of any Options outstanding on the Series A Original Issue Date;

                     (II) shares of Common Stock issued or issuable as a dividend or distribution on Series A Preferred Stock;

                     (III) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4(e) or 4(f) below; or

                     (IV) up to 10,000,000 shares of Common Stock (or Options with respect thereto) and such additional number of shares as may be approved by the compensation committee of the Board of Directors of the Corporation, issued or issuable to employees or directors of, or consultants to, the Corporation, or any Corporation holding directly or indirectly more than 50% by voting power of the capital stock of the Corporation, pursuant to a plan or arrangement approved by the Board of Directors of the Corporation
(provided that any shares subject to Options that expire or terminate unexercised shall not count towards the maximum number set forth in this clause (IV)).

           (ii) No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Series A Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.

           (iii)Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options (excluding Options covered by Subsection 4(d)(i)(D)(IV) above) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                (A) No further adjustment in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

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

                (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, then upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                (C) Upon the expiration or termination of any such unexercised Option or unconverted Convertible Security, the Series A Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Convertible Security shall not be deemed issued for the purposes of any subsequent adjustment of the Series A Conversion Price;

                (D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series A Conversion Price then in effect shall forthwith be readjusted to such Series A Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised, converted or exchanged prior to such change been made upon the basis of such change; and

                (E) No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

      In the event the Corporation, after the Series A Original Issue Date, amends the terms of any such Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Series A Original Issue Date or were issued after the Series A Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Series A Original Issue Date and the provisions of this Subsection 4(d)(iii) shall apply.

           (iv) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock.

      In the event the Corporation shall at any time after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii)), without consideration or for a consideration per share less than the applicable Series A Conversion Price in effect immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction,
(A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of

Common Stock so issued; provided that, (i) for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion or exchange of Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

           (v) Determination of Consideration. For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                (A)  Cash and Property:  Such consideration shall:

                     (I) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or dividends;

                     (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                     (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                     (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                     (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

           (vi) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period). (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

      (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

           (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

           (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series A Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

      (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Series A Preferred
Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A Preferred Stock; provided, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

      (h) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2(c), if there shall occur any reorganization, recapitalization, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (e), (f) or (g) of this Section 4), then, following any such reorganization, recapitalization, consolidation or merger, each share of Series A Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

      (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

      (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

      (k)  Notice of Record Date.  In the event:

           (i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

           (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Corporation; or

           (iii)of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will mail or cause to be mailed to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the record date or effective date for the event specified in such notice.

      5.   Mandatory Conversion.

           (a) Upon the closing of the sale of shares of Class A Common Stock, at a price to the public of at least $10.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $30,000,000 of net proceeds to the Corporation (the "Mandatory Conversion Date"), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Class A Common Stock, at the then effective conversion rate and (ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock, and all provisions included under the caption "Series A Preferred Stock", and all references to the Series A Preferred Stock, shall be deleted and shall be of no further force or effect.

           (b) All holders of record of shares of Series A Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class A Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all outstanding shares of Series A Preferred Stock shall be deemed to have been converted into shares of Class A Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Class A Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Class A Common Stock into which such Series A Preferred Stock has been converted, and payment of any accrued or declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Class A Common Stock otherwise issuable upon such conversion.

           (c) All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A
Preferred Stock represented thereby converted into Class A Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series
A Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

      6.   Redemption.

           (a) The Corporation will, subject to the conditions set forth below, on October 17, 2005 and on each of the first and second anniversaries thereof (each such date being referred to hereinafter as a "Mandatory Redemption Date"), upon receipt not less than 60 nor more than 120 days prior to the applicable Mandatory Redemption Date of written request(s) for redemption from holders of at least 66 2/3% of the shares of Series A Preferred Stock then outstanding (an "Initial Redemption Request"), redeem from each holder of shares of Series A Preferred Stock that requests redemption pursuant to the Initial Redemption Request or pursuant to a subsequent election made in accordance with Section 6(b) below (a "Requesting Holder"), at a price equal to $3.19 per share, plus any dividends accrued or declared but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the "Mandatory Redemption Price"), the number of shares of Series A Preferred Stock requested to be redeemed by each Requesting Holder, but not more than the following respective portions of the number of shares of Series A Preferred Stock held by such Requesting Holder on the applicable Mandatory Redemption Date.

                                                Maximum
                  Mandatory          Portion of Shares of Series A
               Redemption Date      Preferred Stock To Be Redeemed
               October 17, 2005                   33%
               October 17, 2006                   50%
               October 17, 2007        All outstanding shares of
                                       Series A Preferred Stock

           (b) The Corporation shall provide notice of its receipt of an Initial Redemption Request, specifying the time, manner and place of redemption and the Mandatory Redemption Price (a "Redemption Notice"), by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than 45 days prior to the applicable Mandatory Redemption Date. Each holder of Series A Preferred Stock (other than a holder who has made the Initial Redemption Request) may elect to become a Requesting Holder on such Mandatory Redemption Date by so indicating in a written notice mailed to the Company, by first class or registered mail, postage prepaid, at least 30 days prior to the applicable Mandatory Redemption Date. Except as provided in Section 6(c) below, each Requesting Holder shall surrender to the Corporation on the applicable Mandatory Redemption Date the certificate(s) representing the shares to be redeemed on such date, in the manner and at the place designated in the Redemption Notice. Thereupon, the Mandatory Redemption Price shall be paid to the order of each such Requesting Holder and each certificate surrendered for redemption shall be cancelled.

           (c) If the funds of the Corporation legally available for redemption of Series A Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Series A Preferred Stock required under this Section 6 to be redeemed on such date from Requesting Holders, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series A Preferred Stock ratably on the basis of the number of shares of Series A Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Series A Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series A Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

           (d) Unless there shall have been a failure to pay the Mandatory Redemption Price, on the Mandatory Redemption Date all rights of the holder of each share redeemed on such date as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Mandatory Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share, and such share will not from and after such Mandatory Redemption Date be deemed to be outstanding.

           (e) Any Series A Preferred Stock redeemed pursuant to this Section 6 will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

      7.   Right of First Refusal.

      No stockholder of the Corporation shall sell, assign, pledge or otherwise transfer (collectively, "transfer") to (x) any party which the Board of Directors reasonably determines to be a competitor of the Corporation or of MicroStrategy Incorporated, or (y) any party set forth on
Exhibit I of that certain Series A Preferred Stock Purchase Agreement by and among the Corporation and the individuals and entities listed on Exhibit A thereto, dated as of October 17, 2000 (each, a "Prohibited Transferee"), any of shares of Series A Preferred Stock of the Corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the following requirements:

      (a) If any stockholder (the "Selling Stockholder") proposes to transfer any shares of Series A Preferred Stock of the Corporation (the "Offered Shares") to a Prohibited Transferee, then the Selling Stockholder shall first give written notice of the proposed transfer (the "Transfer Notice") to the Corporation. The Transfer Notice shall name the proposed transferee and state the number of Offered Shares, the price per share and all other material terms and conditions of the transfer.

      (b) For 15 days following its receipt of such Transfer Notice, the Corporation shall have the option to purchase all or any lesser part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Corporation elects to purchase all of the Offered Shares, it shall give written notice of its election to the Selling Stockholder within such 15-day period and the settlement of the sale of such Offered Shares shall be made as provided below in Subsection (d).

      (c) If the Corporation does not elect to acquire all of the Offered Shares, the Corporation shall, within 15 days after receipt of the Transfer Notice, give written notice of its decision to MicroStrategy Incorporated, a Delaware corporation ("MSTR") and the holders of shares of Series A Preferred Stock then outstanding (collectively with MSTR, the "Eligible
Stockholders"). Such notice shall state the number of Offered Shares available for purchase. Each Eligible Stockholder shall be entitled to purchase that proportion of the Offered Shares available for purchase as the number of shares of Common Stock owned by him bears to the total number of issued and outstanding shares of Common Stock of the Corporation then owned by all Eligible Stockholders. For this purpose, any shares of Preferred Stock or Class B Common Stock of the Corporation then outstanding shall be treated as if converted into the number of shares of Class A Common Stock into which such shares may then be converted. Within ten days after mailing of such notice to the Eligible Stockholders, each Eligible Stockholder shall give written notice to the Corporation and the Selling Stockholder stating how many shares of his pro rata allotment he will purchase and how many additional shares he will purchase if additional Offered Shares are made available. If an Eligible Stockholder fails to respond in writing within this ten-day period to the notice given by the Corporation, the right of such Eligible Stockholder to acquire his proportionate part of the Offered Shares of the Selling Stockholder shall terminate. If one or more Eligible Stockholders do not elect to acquire his full pro rata shares of the Offered Shares available, these Offered Shares shall be allocated to each other Eligible Stockholder in proportion to the respective number of additional shares which Eligible Stockholders indicated they would purchase. If any Eligible Stockholder is thereby given the right to purchase a greater number of Offered Shares than he has subscribed for, the excess shall be reallocated to the other Eligible Stockholders on the same proportionate basis described above. The Corporation shall allocate and reallocate the shares available according to this procedure, but it shall have discretion to allocate amounts of less than 100 shares as it sees fit in its sole discretion. All allocations and reallocations pursuant to this Subsection (c) must be completed within 14 days after the end of the ten-day period referred to above.

      (d) If the Corporation and/or Eligible Stockholders elect to acquire all or any portion of the Offered Shares, the Corporation shall so notify the Selling Stockholder and settlement shall be made at the principal office of the Corporation in cash within 30 days after the Corporation receives the Transfer Notice; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Corporation and/or the Eligible Stockholders shall pay for the Offered Shares on the same terms and conditions set forth in the Transfer Notice.

      (e) If the Corporation and/or the Eligible Stockholders do not elect to acquire all of the Offered Shares, the Selling Stockholder may, within the 90-day period following the expiration of the option rights granted to the Corporation and the Eligible Stockholders, transfer the remaining Offered Shares to the proposed transferee or any other purchaser, provided that this sale shall not be on terms and conditions more favorable to the purchaser than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section shall be subject to the provisions of this Section in the same manner and to the same extent as before the transfer.

      (f) The following transactions shall be exempt from the provisions of this Section:

           (1) A stockholder's transfer of any or all of his shares either during his lifetime or on death by will or intestacy to his immediate family or to a trust the beneficiaries of which are exclusively one or more of the stockholder and a member or members of the stockholder's immediate family. "Immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the stockholder making the transfer;

           (2) A stockholder's bona fide pledge or mortgage of his shares with a commercial lending institution, including any pledge in which record ownership is transferred to such financial institution and any foreclosure or other exercise of creditors' rights pursuant to such pledge;

           (3) A corporate stockholder's transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of substantially all of the stock or assets of a corporate stockholder;

           (4) A corporate stockholder's transfer of any or all of its shares to any or all of its stockholders;

           (5) A transfer by a stockholder which is a partnership to any or all of its partners or retired partners, or to the estate of any partner or retired partner;

           (6) A transfer pursuant to an agreement among the stockholder and other stockholder(s) of the Corporation providing for "take-me-along" or "co-sale" rights or any stock restriction agreement between the stockholder and the Corporation;

           (7) A transfer to a person who is already a stockholder of the Corporation;

           (8)  A transfer to the guardian or conservator of the stockholder;

           (9) Any transfer pursuant to an effective registration statement filed by the Corporation with the Securities and Exchange Commission;

provided, however, that in any such case, except as otherwise provided in Subsection (l) below, the transferee, assignee, pledgee, mortgagee or other recipient shall receive and hold such stock subject to the provisions of this Section and there shall be no further transfer of such stock except in accordance with this Section.

      (g) A stockholder of the Corporation shall be deemed to have given a Transfer Notice to the Corporation and to have offered to sell all of the shares of stock of the Corporation then held by such stockholder:

           (1) if such stockholder dies and as a result any transfer of stock is to be made other than as permitted by Subsection (f)(1) above;

           (2) if such stockholder applies for or consents to the appointment of a custodian, receiver, trustees or liquidator of any of his properties;

           (3) if such stockholder admits in writing his inability to pay his debts as they mature;

           (4) if there is a dissolution, termination of existence, liquidation, insolvency or business failure of the stockholder;

           (5) if there is a composition or an assignment or trust mortgage for the benefit of creditors by the stockholder;

           (6) upon the commencement by or against the stockholder of any proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally; or

           (7) if that stockholder's shares are subject to (i) attachment or execution of a judgment or (ii) any other transfer by court order, operation of law, by gift or otherwise without consideration (other than pursuant to Subsection (f)).

      If any offer is deemed to have been made under this Subsection (g), the Corporation and/or the Eligible Stockholders may elect to purchase all or any portion of such Offered Shares, and the price to be paid by the Corporation and/or the Eligible Stockholders for the Offered Shares so deemed to be offered shall be, if the Board of Directors shall in good faith have established at any time within the 13 months preceding the date of purchase a fair market value for such stock (including without limitation a valuation established as the purchase or exercise price under an employee stock purchase or stock option plan which requires that the purchase or exercise price be at fair market value, a valuation established by an arm's-length sale of such stock by the Corporation, or a valuation established specifically for purposes of this Section), the most recent valuation for such stock established by the Board of Directors. If the parties do not agree with the price set by the Board of Directors, then the price shall be the fair market value of such shares as determined by an appraiser mutually satisfactory to the Corporation and the Selling Stockholder deemed to be making such offer or his successors-in-interest, or, if they cannot agree on a single appraiser, by an appraiser appointed by the Corporation, a second appraiser appointed by such Selling Stockholder or his successors-in-interest and a third appraiser appointed by the other two appraisers. Each party shall bear the cost of his or its own appraiser, and the cost of the third appraiser shall be shared equally by the parties. If the shares are not purchased by the Corporation and/or the Eligible Stockholders but are transferred to other parties, the transferee

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shall hold such stock subject to the provisions of this Section and there shall be no further transfer of such stock except in accordance with this Section.

      (h) The Corporation may assign its rights to purchase stock in any particular transaction under this Section to one or more persons or entities.

      (i) MSTR may assign its rights to purchase stock in any particular transaction under this Section to one or more persons or entities.

      (j) Any sale or transfer, or purported sale or transfer, of securities of the Corporation shall be null and void unless the terms, conditions and provisions of this Section are strictly observed and followed.

      (k) The foregoing right of first refusal shall terminate upon either of the following dates, whichever shall first occur:

           (1) Upon the closing of the first public offering of securities of the Corporation which is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (other than an offering registered on Form S-4, Form S-8 or any successor forms) that results in aggregate gross proceeds to the Corporation (aggregate sales price to the public less underwriters' discounts) of at least $30,000,000 with a net sales price per share (gross sales price per share to the public less underwriters' discounts) of not less than $10.00; or

           (2) upon the sale of all or substantially all of the shares or business of the Corporation, by merger, consolidation, sale of assets or otherwise.

      (l) The certificates representing shares of stock of the Corporation shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Corporation's securities):

           "The shares represented by this certificate are subject to a right of first refusal in favor of the Corporation and certain stockholders, as provided in the Certificate of Incorporation of the Corporation."

      (m) Whenever the neuter, masculine or feminine gender or the plural or singular number is used herein, it shall be deemed to represent whatever gender or number the context or circumstances require.

      (n) Any notice hereunder shall be in writing and shall be deemed to have been duly given when mailed by first class mail, or delivered by hand,
(i) if to the Corporation, to its principal executive office, attention:
President; and (ii) if to a stockholder, to the address of the stockholder listed in the stock transfer books of the Corporation.

      8.   Waiver.      Any of the rights of the holders of Series A Preferred
Stock set forth herein may be waived by the affirmative vote of the holders of more than 66 2/3% of the shares of Series A Preferred Stock then outstanding.

                                 ARTICLE SEVEN
                              BOARD OF DIRECTORS

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      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by- laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

      Election of directors need not be by written ballot unless required by the by-laws of the corporation.

      Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                 ARTICLE EIGHT
                                INDEMNIFICATION

     The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (any such person being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom; provided that the corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the corporation; and provided further that the corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the corporation to the extent of such insurance reimbursement.

     As a condition precedent to his right to be indemnified, the Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

     In the event that the corporation does not assume the defense of any action, suit, proceeding or investigation of which the corporation receives notice under this Article, the corporation shall pay in advance of the final disposition of such matter any expenses (including attorneys' fees) incurred by an Indemnitee in defending any such action, suit, proceeding or investigation or any

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appeal therefrom; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and further provided that no such advancement of expenses shall be made if it is determined that (i) the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful.

     All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made in each instance by
(a) a majority vote of the directors of the corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) the vote of the holders of shares representing a majority of the votes entitled to be cast in the election of directors, exclusive of any shares held by any party to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the corporation), or (d) a court of competent jurisdiction.

     The indemnification rights provided in this ARTICLE EIGHT shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. The corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

                                 ARTICLE NINE
                                  AMENDMENTS

      Subject to Section 3 of ARTICLE SIX, the corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate, in the manner now or hereafter prescribed by the law of the State of Delaware. All rights conferred upon stockholders herein are granted subject to this reservation.







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     IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of the corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer this 17th day of October, 2000.

                                              STRATEGY.COM INCORPORATED


                                              By: /s/ Wm. Nicholas Weir
                                              -------------------------

                                              Name:   Wm. Nicholas Weir
                                              -------------------------

                                              Title:  President & COO
                                              -------------------------


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